SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Washington Federal, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Washington Federal, Inc.
Amendment to Proxy Statement

This Amendment No. 1 to the definitive proxy statement on schedule 14A (the "Proxy Statement") of Washington Federal, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on December 12, 2014, amends only the Security Ownership of Certain Beneficial Owners and Management table as set forth below, to include BlackRock, Inc. and its subsidiaries as a holder known to the Company to be the beneficial owner of 5% or more of our issued and outstanding common stock as of October 1, 2014.  BlackRock, Inc. was inadvertently omitted from this table in the original filing.  Except for the correction to the table below and the date of the Forms 13F relied upon by the Company found in footnote (1) to the table, there are no other changes to the definitive proxy statement dated December 12, 2014.

The Security Ownership of Certain Beneficial Owners and Management table, which was originally set forth on page 6 of the Proxy Statement, is amended to read in its entirety as follows:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 1, 2014 with respect to: any person or entity known by Washington Federal to be the beneficial owner of 5% or more of the issued and outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Ownership
Fidelity Management & Research	9,820,942	(1)	10.02%
82 Devonshire Street Boston, Massachusetts
Blackrock, Inc. and Subsidiaries	8,141,981	(1)	8.30%
400 Howard Street San Francisco, California
Sprucegrove Investment Management	7,146,605	(1)	7.29
181 University Avenue Toronto, Ontario, Canada
Vanguard Group, Inc.	6,325,967	(1)	6.45
100 Vanguard Boulevard Valley Forge, Pennsylvania
Dimensional Fund Advisors	6,309,189	(1)	6.44
400 Howard Street San Francisco, California
State Street Global Advisors	5,534,476	(1)	5.65
1 Lincoln St Boston, Massachusetts

1.	As disclosed on Forms 13F filed with the SEC for the quarter ended September 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2015	WASHINGTON FEDERAL, INC.

	By:	/s/ DIANE L. KELLEHER
Diane L. Kelleher
Senior Vice President and Chief Financial Officer